Exhibit 23.1


                 [LETTERHEAD OF FRANKLIN GRIFFITH & ASSOCIATES]

February 10, 2005

We consent to the use of our report dated January 21, 2005, in the Form SB-2, on the financial statements of International Cellular Associates dated December 31, 2004, included herein and to the reference made to us.


/s/ Franklin Griffith & Associates
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Franklin Griffith & Associates
Las Vegas, Nevada